UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2017

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “us,” and “our” refer to Iron Mountain Incorporated.

Item 1.01.             Entry into a Material Definitive Agreement.

On December 11, 2017, IRM Data Centers Expansion LLC, our indirect, wholly-owned subsidiary, or Buyer, entered into a Purchase Agreement, or the Purchase Agreement, with IO Data Centers, LLC, or IODC, the Sellers referred to therein, Innovation Holdings, LLC, solely in its capacity as a representative of the Sellers, or the Sellers Representative, and, solely with respect to Articles 1, 10 and 11 of the Purchase Agreement, us, as a guarantor, to purchase the United States operations of IODC, a colocation data center services provider, and its United States subsidiaries.  Upon the terms and subject to the conditions of the Purchase Agreement, at the closing, or the Closing, of the transactions contemplated by the Purchase Agreement, or the Acquisition, Buyer will acquire, directly or indirectly, all of the outstanding equity interests of IODC for an aggregate purchase price of $1,315,000,000 in cash, plus up to $60 million based on certain operational and financial metrics, subject to certain adjustments as set forth in the Purchase Agreement, or the Purchase Price.  The payment of the Purchase Price is guaranteed by us pursuant to a customary guaranty.

Pursuant to the Purchase Agreement and prior to the Closing, the Sellers and certain of their affiliates will undergo a corporate restructuring, or the Restructuring, such that following the Restructuring and at the Closing Buyer will acquire IODC and its subsidiaries utilized in the operation of IODC’s United States data center business.

The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring that the IODC business be operated in the ordinary course of business from the date of the Purchase Agreement until the Closing.  In addition, in connection with the Acquisition we will obtain a representation and warranty insurance policy that will provide coverage for certain representations and warranties in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The Acquisition is subject to customary closing conditions, including, among others, the receipt by Buyer of certain required consents, completion of the Restructuring and entry into certain ancillary agreements.  The Purchase Agreement is not subject to a financing condition.

The Purchase Agreement also contains customary termination rights for the Buyer and the Sellers Representative, including the option of either party to terminate the Purchase Agreement if the Acquisition has not closed by February 28, 2018.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed by amendment as Exhibit 2.1 to this Current Report on Form 8-K, or this Form 8-K, and incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On December 11, 2017, we issued a press release announcing the Acquisition.  A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.             Other Events.

Material United States Federal Income Tax Considerations

We are filing as Exhibit 99.2 (which is incorporated by reference herein) a description of the material United States federal income tax considerations relating to the our qualification and taxation as a real estate investment trust for U.S. federal income tax purposes, or REIT, and the acquisition, ownership and disposition of our stock. This description contained in Exhibit 99.2 replaces and supersedes prior descriptions of the federal income tax treatment of us and our stockholders to the extent they are inconsistent with the description contained in this Form 8-K.

Risk Factors

Our business faces many risks, a number of which are described under the caption “Risk Factors” in our Annual Report on Form 10-K, or our Annual Report, and the Acquisition may subject us to certain risks that are described below. The risks so described may not be the only risks we face. Additional risks of which we are not yet aware, or that we currently believe are immaterial, may also materially and adversely impact our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report or described below actually occur, we and our businesses, financial condition or results of operations could suffer, and the trading price of our debt or equity securities could decline. Our current and potential investors should consider the following risks and the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report and under the heading “Forward-Looking Statements” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 before deciding to invest in our securities.

As a result of the Acquisition and recent legislative efforts relating to federal tax laws, the following risk factors are intended to supplement the risk factors contained under the caption “Risk Factors” in our Annual Report.

Risks related to the acquisition and integration of IODC

The Acquisition will subject us to liabilities that may exist at IODC or may arise in connection with the consummation of the Acquisition.

Our acquisition of IODC will subject us to liabilities (including tax liabilities) that may exist at IODC or may arise in connection with the consummation of the Acquisition, some of which may be unknown. Although we and our advisors have conducted due diligence on the operations of IODC, there can be no guarantee that we are aware of any and all liabilities of IODC. These liabilities, and any additional risks and uncertainties related to the Acquisition not currently known to us or that we may currently deem immaterial or unlikely to occur, could negatively impact our future business, financial condition and results of operations.

The price of our common stock and our results of operations after the Acquisition may be affected by factors different from those currently affecting the price of our common stock and our results of operations.

IODC’s business is different in certain ways from ours, and the price of our common stock and our results of operations after the Acquisition may be affected by factors different from those currently affecting the price of our common stock and our results of operations. The price of our common stock may fluctuate significantly following the Acquisition, including as a result of factors over which we and IODC have no control. Current stockholders may not wish to continue to invest in our common stock if the Acquisition is consummated or for other reasons may wish to dispose of some or all of their shares of our common stock. If, following the consummation of the Acquisition, there is selling pressure on our common stock that exceeds demand at the market price, the price of our common stock could decline.

We will need additional debt financing, which may not be available on favorable terms, if at all, in order to consummate the Acquisition.

We currently anticipate that we will need to raise additional debt to consummate the Acquisition. Such additional financing may not be available on favorable terms, if at all. If we are unable to obtain sufficient financing and consummate the Acquisition, we may be subject to significant monetary or other damages under the Purchase Agreement.

In connection with the Acquisition, we will incur significant additional indebtedness, which will increase the related risks we now face, could adversely affect our financial health, could prevent us from fulfilling our obligations under our various debt instruments and may limit our ability to pursue our growth strategy.

We currently have a significant amount of indebtedness, and we expect to incur significant additional indebtedness in connection with the Acquisition. As a result, we will be subject to increased risks associated with debt financing, including an increased risk that our cash flow could be insufficient to meet required payments on our debt.

Our substantial indebtedness and the restrictive covenants in our debt agreements could have important consequences on our business and to current and potential investors. These risks include:

•                  inability to satisfy our obligations with respect to our various debt instruments;

•                  inability to make borrowings to fund future working capital, capital expenditures, strategic opportunities, including acquisitions and expansions into adjacent businesses, and other general corporate requirements, including possible required repurchases of our various indebtedness;

•                  limits on our distributions to stockholders; in this regard if these limits prevented us from satisfying our REIT distribution requirements, we could fail to remain qualified for taxation as a REIT or, if these limits do not jeopardize our qualification for taxation as a REIT but do nevertheless prevent us from distributing 100% of our REIT taxable income, we will be subject to federal corporate income tax, and potentially a nondeductible excise tax, on the retained amounts;

•                  limits on our flexibility in planning for, or reacting to, changes in our business and the information management services industry;

•                  inability to adjust to adverse economic conditions;

•                  limits on future borrowings under existing or future credit arrangements, which could affect our ability to repay our indebtedness or to fund our other liquidity needs;

•                  inability to generate sufficient funds to cover required interest payments; and

•                  restrictions on our ability to refinance our indebtedness on commercially reasonable terms.

The Acquisition could be delayed or not completed and the Purchase Agreement can be terminated in certain circumstances, each of which could negatively impact the price of our common stock and our future business and operations.

Consummation of the Acquisition is subject to customary conditions. In addition, we and IODC each has the right, in certain circumstances, to terminate the Purchase Agreement. If the Purchase Agreement is terminated or any of the conditions to closing are not satisfied and, where permissible, not waived, the Acquisition will not be completed. Failure to complete the Acquisition or any delay in the completion of the Acquisition or any uncertainty about the completion of the Acquisition may adversely affect the price of our common stock or have an adverse impact on our future business and operations.

If the Acquisition is not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Acquisition, we would be subject to a number of risks, including negative reactions from the financial markets and incurring and paying significant expenses in connection with the Acquisition, such as financial advisors’ fees, legal and accounting fees and other related expenses. In addition, we could be subject to litigation related to any failure to complete the Acquisition or seeking to require us to perform our obligations under the Purchase Agreement.

Upon consummation of the Acquisition, our data center business will comprise a greater portion of our overall operations, increasing the likelihood that significant costs or disruptions at our data centers could adversely affect our business, financial condition and results of operations.

IODC’s data center operations are larger than our existing data center business, and upon consummation of the Acquisition, our data center business will comprise a greater portion of our overall operations. In addition, in October 2017 we entered into agreements to acquire two data centers located in London and Singapore from Credit Suisse International and Credit Suisse AG for an aggregate purchase price of approximately $100 million, or the Credit Suisse transaction, and we expect to complete the Credit Suisse transaction in the first quarter of 2018. Our data center business depends on providing customers with highly reliable facilities and operations, and we will need to retain and hire qualified personnel to manage our data center business. Service interruptions or significant equipment damage could result in difficulty maintaining service level commitment obligations that we owe to certain of our customers. Service interruptions or equipment damage may occur at one or more of our data centers as a result of numerous factors, including:

•                  human error;

•                  equipment failure;

•                  physical, electronic and cybersecurity breaches;

•                  fire, hurricane, flood, earthquake and other natural disasters;

•                  extreme temperatures;

•                  power loss or telecommunications failure;

•                  war, terrorism and any related conflicts or similar events worldwide; and

•                  sabotage and vandalism.

Our data center business is susceptible to regional costs of power, power shortages, planned or unplanned power outages and limitations on the availability of adequate power resources. We rely on third parties to provide power to our data centers. We are therefore subject to an inherent risk that such third parties may fail to deliver such power in adequate quantities or on a consistent basis. If the power delivered to our data centers is insufficient or interrupted, we would be required to provide power through the operation of our on-site generators, generally at a significantly higher operating cost. Additionally, global fluctuations in the price of power can increase the cost of energy. We may be limited in our ability to, or may not always choose to, pass these increased costs on to our customers. We also rely on third-party telecommunications carriers to provide internet connectivity to our customers. These carriers may elect not to offer their services within our data centers or may elect to discontinue such services. Furthermore, carriers may face business difficulties which could affect their ability to provide telecommunications services or the quality of such services. If connectivity is interrupted or terminated, our financial condition and results of operations may be adversely affected.

Our data centers are subject to environmental laws and regulations. For example, our emergency generators are subject to regulations and permit requirements governing air pollutants, and the heating, ventilation and air conditioning and fire suppression systems at some of our data centers may include ozone-depleting substances that are subject to regulation. Changes in law or our operations could increase compliance costs or impose limitations on our operations. While environmental regulations do not normally impose material costs upon operations at our data centers, unexpected events, equipment malfunctions, human error and changes in law or regulations, among other factors, could result in unexpected costs due to violation of environmental laws, required permits or additional operation limitations or costs.

Furthermore, after giving effect to this Acquisition, the Credit Suisse transaction and our acquisition of Mag Datacenters, LLC, which operates Fortrust LLC, in September 2017, we will have paid an aggregate purchase price of over $1.5 billion for data center businesses in 2017 and the first quarter of 2018. We may be required to commit significant operational and financial resources in connection with the growth of our data center business. However, there can be no assurance we will have sufficient customer demand to support these data centers or that we will not be adversely affected by the risks noted above, which could make it difficult for us to realize expected returns on our investments, if any.

The summary historical and “As Adjusted” financial data and supplemental information of IODC in this 8-K is presented for illustrative purposes only and may not be an indication of IODC’s financial condition or results of operations.

The summary historical and “As Adjusted” financial data and supplemental information of IODC is only a summary and does not include all of the information in IODC’s financial statements. In addition, the results of interim periods are not necessarily indicative of results that may be expected for a full year. The “As Adjusted” information is presented for illustrative purposes only to reflect the effect of the IODC Operations Not Acquired (as defined below) and does not represent what IODC’s actual results of operations or financial position would have actually been excluding the IODC Operations Not Acquired had occurred as of the dates or for the periods presented or project results of operations or financial position for any future periods. The adjustments are based on available information and certain assumptions that management believes are factually supportable. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. As a result, IODC’s actual financial condition and results of operations following the IODC Operations Not Acquired may not be consistent with, or evident from, such information. See “Summary historical and ‘As Adjusted’ financial data of IODC.”

Our due diligence of IODC may have failed to identify key issues that could have an adverse effect on our performance and financial condition.

Before executing the Purchase Agreement, we undertook a period of due diligence for the purpose of negotiating the terms of the Acquisition. Although we decided to proceed with the Acquisition following that due diligence exercise, there is a risk that the due diligence undertaken was insufficient or failed to identify key issues. Furthermore, after implementation of the Acquisition, we will be subject to any unknown liabilities of IODC which could have an adverse effect on our performance and financial condition.

If the Acquisition is consummated, we may be unable to successfully integrate IODC’s operations or realize other benefits of the Acquisition.

We entered into the Purchase Agreement because we believe that the Acquisition will be beneficial to us. Achieving targeted benefits of the Acquisition will depend, in part, on our ability to realize the anticipated benefits from integrating IODC’s business with ours. To realize these anticipated benefits, IODC’s business must be successfully integrated. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in our not fully achieving the anticipated benefits of the Acquisition.

Potential difficulties that may be encountered in the integration process include the following:

•                  conforming standards, controls, procedures and policies, business cultures and compensation structures between the entities;

•                  consolidating corporate and administrative infrastructures;

•                  potential unknown liabilities and unforeseen expenses or delays associated with the Acquisition; and

•                  our ability to deliver on our strategy going forward.

We will incur adverse tax consequences if following the Acquisition we fail to qualify as a REIT for U.S. federal income tax purposes.

We believe that, following the Acquisition, we will integrate IODC’s assets and operations in a manner that will allow us to timely satisfy the REIT income, asset, and distribution tests applicable to us. However, if we fail to do so, we could jeopardize or lose our qualification for taxation as a REIT, particularly if we were ineligible to utilize relief provisions set forth in the United States Internal Revenue Code of 1986, as amended, or the Code. For any taxable year that we fail to qualify for taxation as a REIT, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income, and thus would be subject to U.S. federal and state income tax at the regular corporate rates on all of our U.S. federal and state taxable income in the manner of a regular corporation. Those corporate level taxes would reduce the amount of cash available for distribution to our stockholders or for reinvestment or other purposes, and would adversely affect our earnings. As a result, our failure to qualify for taxation as a REIT during any taxable year could have a material adverse effect upon us and our stockholders. Furthermore, unless prescribed relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which we failed to qualify as a REIT. Finally, even if we are able to utilize relief provisions and thereby avoid disqualification for taxation as a REIT, relief provisions typically involve paying a penalty tax in proportion to the severity and duration of the noncompliance with REIT requirements, and thus these penalty taxes could be significant in the context of noncompliance stemming from a transaction as large as the Acquisition.

Risks Related to Our Taxation as a REIT

Legislative or other actions affecting REITs could have a negative effect on us or our stockholders.

At any time, the federal or state income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Federal and state tax laws are constantly under review by persons involved in the legislative process, the United States Internal Revenue Service, the United States Department of the Treasury and state taxing authorities. Changes to the tax laws, regulations and administrative interpretations, which may have retroactive application, could adversely affect us. In addition, some of these changes could have a more significant impact on us as compared to other REITs due to the nature of our business and our substantial use of taxable REIT subsidiaries, particularly non-U.S. taxable REIT subsidiaries. In particular, the United States Congress is currently considering H.R. 1, or the Tax Cuts and Jobs Act. This legislation is intended to reform the United States federal income tax system, particularly as it relates to the taxation of both corporate income and international income. Provisions reforming the taxation of international income do not always contemplate unintended consequences of such reforms on REITs with global operations. On November 16 and December 2, 2017, respectively, the U.S. House of Representatives and the U.S. Senate approved different versions of this legislation, and the House of Representatives and Senate processes to reconcile their differences in conference are ongoing.  In general, the House of Representatives version of the legislation did not include technical conforming amendments to the Code, that would clarify how some of the legislation’s reform provisions would impact a REIT’s qualification, including provisions that could impact our own qualification for taxation as a REIT.  In contrast, the Senate version of the legislation does include certain technical conforming amendments and accordingly would not materially impact our qualification for taxation as a REIT.  In addition, both the House of Representatives and Senate versions of the legislation contain numerous provisions that could impact the computation of our taxable income. Any impact to our taxable income would impact our corresponding distribution requirements, including possibly our distribution requirements for our 2017 taxable year.

We cannot predict with certainty whether or when the proposed legislation will be enacted, what provisions would be included in any final legislation, or whether other tax laws, regulations and administrative interpretations applicable to us may be changed. Prospective investors in our shares are encouraged to consult with their tax advisors about the potential effects that changes in law may have on them and on an acquisition and ownership of our shares.

Summary historical and “As Adjusted” financial data of IODC

The following information has been derived from IODC’s audited consolidated financial statements as of and for the year ended December 31, 2016 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2017. The summary “As Adjusted” information presented below reflects certain adjustments to the historical IODC consolidated financial statements giving effect to, as applicable, (i) the disposition of IODC’s U.K. operations in February 2017 and (ii) the exclusion of IODC’s Singapore operations prior to the consummation of the Acquisition, or together, the IODC Operations Not Acquired. The following information is only a summary and does not provide all of the information in IODC’s financial statements. The results of interim periods are not necessarily indicative of results that may be expected for a full year. The “As Adjusted” information is presented for illustrative purposes only to reflect the effect of the IODC Operations Not Acquired and does not represent what IODC’s actual results of operations or financial position would have actually been excluding the IODC Operations Not Acquired as of the dates or for the periods presented or project results of operations or financial position for any future periods. The adjustments are based on available information and certain assumptions that management believes are factually supportable.

The following tables present IODC’s results of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017. For purposes of this presentation, we have not attributed any operating expenses or other expense-net of IODC to the IODC Operations Not Acquired. The income (loss) from operations and net loss amounts presented in the IODC Operations Not Acquired column below exclude operating expenses and other expense-net, and therefore, are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Income (loss) from operations and net loss in the IODC Operations Not Acquired column below should be considered in addition to, but not as a substitute for, other measures of financial performance presented in accordance with GAAP, such as gross profit (loss).

	For the year ended December 31, 2016
(In thousands)	IO Data Centers, LLC	IODC Operations not acquired	IO Data Centers, LLC (As adjusted)
Total revenues	$143,712	$8,878	$134,834
Cost of services	86,447	15,486	70,961
Gross profit (loss)	57,265	(6,608)	63,873
Total operating expenses	35,841	—	35,841
Income (loss) from operations	21,424	(6,608)	28,032
Total other expense-net(1)	84,501	—	84,501
Net loss	$(63,077)	$(6,608)	$(56,469)
Adjusted EBITDA(2)			$59,339

	For the nine months ended September 30, 2017
(In thousands)	IO Data Centers, LLC	IODC Operations not acquired	IO Data Centers, LLC (As adjusted)
Total revenues	$109,346	$5,288	$104,058
Cost of services	63,485	6,648	56,837
Gross profit (loss)	45,861	(1,360)	47,221
Total operating expenses	20,034	—	20,034
Income (loss) from operations	25,827	(1,360)	27,187
Total other expense-net(1)	66,376	—	66,376
Net loss	$(40,549)	$(1,360)	$(39,189)
Adjusted EBITDA(2)			$50,896

	As of September 30, 2017
(In thousands)	IO Data Centers, LLC	IODC Operations not acquired	IO Data Centers, LLC (As adjusted)
Total assets(3)	$723,659	$115,320	$608,339

(1)    Total other expense-net for the year ended December 31, 2016 and the nine months ended September 30, 2017 primarily consists of interest expense and finance restructuring costs. These expenses are associated with IODC’s overall enterprise capitalization structure.

(2)    Adjusted EBITDA is defined as net loss before interest expense, income taxes, depreciation, amortization, other expense-net and loss on disposal of assets. Adjusted EBITDA excludes both interest expense and income taxes. These expenses are associated with IODC’s capitalization and tax structures, which we do not consider when evaluating the operating profitability of core operations. Adjusted EBITDA does not include depreciation and amortization expenses in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA also does not include components of other expense-net as we do not believe items within other expense-net are indicative of the core operating results of IODC. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as gross profit (loss).

The following table reconciles net loss to Adjusted EBITDA for the year ended December 31, 2016 and for the nine months ended September 30, 2017 for IO Data Centers, LLC (As Adjusted). For purposes of this presentation, we have not attributed any operating expenses or other expense-net of IODC to the IODC Operations Not Acquired.

	IO Data Centers, LLC (As adjusted)
(In thousands)	For the year ended December 31, 2016	For the nine months ended September 30, 2017
Net loss	$(56,469)	$(39,189)
Add/(deduct):
Interest expense	78,014	49,593
Provision for income taxes	—	—
Depreciation and amortization	29,896	23,471
Other expense-net	6,487	16,783
Loss on disposal of assets	1,411	238
Adjusted EBITDA	$59,339	$50,896

(3)    We will not assume any debt of IODC in the Acquisition, and we do not expect any assumed IODC liabilities to be material. As such, we are only presenting IODC’s total assets on an “As Adjusted” basis for the nine months ended September 30, 2017.

Supplemental information

For the year ended December 31, 2016 and the nine months ended September 30, 2017, essentially all revenue from IODC’s operations we expect to acquire was associated with rental activities. For the year ended December 31, 2016, utilities expenses for IODC’s operations we expect to acquire were $20.9 million, property operating expenses, including property taxes, were $13.8 million and people costs were $7.3 million. For the nine months ended September 30, 2017, utilities expenses for IODC’s operations we expect to acquire were $15.2 million, property operating expenses, including property taxes, were $10.7 million, and people costs were $7.8 million.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

2.1

Purchase Agreement, dated as of December 11, 2017, by and among IRM Data Centers Expansion LLC, IO Data Centers, LLC, the Sellers named therein, the Sellers Representative and, with respect to Articles 1, 10 and 11, Iron Mountain Incorporated.*

8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

99.1	Press Release dated December 11, 2017. (Furnished herewith.)

99.2	Material United States Federal Income Tax Considerations. (Filed herewith.)

*              To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Stuart B. Brown
Name:	Stuart B. Brown
Title:	Executive Vice President and Chief Financial Officer

Date: December 11, 2017